SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
      Filed Pursuant to Section 13 or 15 (d) of the Securities Act of 1934
         Date of Report (Date of earliest event reported) July  23, 1998




                         GENERAL AMERICAN ROYALTY, INC.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





     Delaware                        1-12835                  75-2468002
--------------------------------------------------------------------------------
     (State or other                 Commission              (IRS Employer
     jurisdiction of                 File Number)            Identification No.)
     incorporation)




          4925 Greenville Avenue, Suite 1005, Dallas, Texas       75206
--------------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code:           (214) 361-8535









--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         The Company sold, for cash, the remainder of its oil and gas royalty and mineral interests. The transaction was completed and closed on July 23, 1998. The properties were sold in order to pay off short term debt and payables. The short term debt was collateralized by all the properties that were sold.

         The properties consisted of the Company's overriding royalty interests in 21 wells in the Alta Mesa gas field in Brooks County, Texas, 3 wells in the North Wilton Strawn Waterflood Unit and numerous small royalty, overriding royalty and fee mineral interests in eight Texas counties and one New Mexico county. A more complete description of the properties can be found in the registrants Form 10-KSB for the fiscal year ended October 31, 1997.

         The Company received $185,000 in cash consideration for its interests. The Company received several bids and sold to the highest bidder, BHCH Mineral, Ltd.

         There is no business or family relationship between the purchaser and the Company or the Company's officers and directors.



Item 5.  Other Events.

         The Company now owns no producing or non-producing royalty and mineral interests. The Company is now investigating other business situations and opportunities which may or may not be related to the oil and gas industry.








                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            GENERAL AMERICAN ROYALTY, INC.
                            ------------------------------------
                                        (Registrant)



Date:   July 23, 1998       By: /s/   James F. Smith
                            ------------------------------------
                                James F. Smith
                                President, Director and Chief Executive Officer